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                                                                      EXHIBIT 12

                          HONEYWELL INTERNATIONAL INC.

        STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                         2001    2000    1999    1998    1997
                                                         ----    ----    ----    ----    ----
                                                                     (IN MILLIONS)
DETERMINATION OF EARNINGS:
Income (loss) before taxes.............................   (422)  2,398   2,248   2,772   2,419
Add (Deduct):
    Amortization of capitalized interest...............     25      25      25      25      24
    Fixed charges......................................    512     583     362     362     360
    Equity income, net of distributions................    199     132     (46)    (44)    (58)
                                                         -----   -----   -----   -----   -----
        Total earnings, as defined.....................    314   3,138   2,589   3,115   2,745
                                                         -----   -----   -----   -----   -----
                                                         -----   -----   -----   -----   -----

FIXED CHARGES:
Rents(a)...............................................    107     102      97      87      83
Interest and other financial charges...................    405     481     265     275     277
                                                         -----   -----   -----   -----   -----
                                                           512     583     362     362     360
Capitalized interest...................................     17      16      22      25      21
                                                         -----   -----   -----   -----   -----
        Total fixed charges............................    529     599     384     387     381
                                                         -----   -----   -----   -----   -----
                                                         -----   -----   -----   -----   -----
Ratio of earnings to fixed charges.....................   0.59    5.24    6.74    8.05    7.20
                                                         -----   -----   -----   -----   -----
                                                         -----   -----   -----   -----   -----

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 (a) Denotes the equivalent of an appropriate portion of rentals representative of the interest factor on all rentals other than for capitalized leases.